UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 8, 2006

(Date of earliest event reported)

IMAGE SENSING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-26056

Minnesota	41-1519168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, Minnesota 55104

(Address of principal executive offices, including zip code)

(651) 603-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In March 2006, Image Sensing Systems, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Arthur J. Bourgeois, the Company’s Chief Financial Officer. The Agreement provided that Mr. Bourgeois would serve as the Company’s Chief Financial Officer through December 28, 2006. On December 8, 2006, Mr. Bourgeois confirmed to the Company’s Board of Directors his intention to resign as the Company’s Chief Financial Officer upon expiration of the Agreement on December 28, 2006. On December 8, 2006, the Company appointed Gregory R. L. Smith as the Company’s Chief Financial Officer. Mr. Smith will begin serving as the Company’s Chief Financial Officer on January 15, 2007. Mr. Bourgeois has agreed to serve as Acting Chief Financial Officer of the Company from December 29, 2006 through January 14, 2007.

Mr. Smith, 40 years old, has served as Chief Financial Officer and Treasurer of MQSoftware, Inc., a privately-held developer of systems management software, since May 2002. From June 1997 through September 2001, Mr. Smith held various positions at Digital River, Inc., a publicly-held provider of e-commerce outsourcing services, most recently as Vice President of Finance and Secretary. From November 1995 to June 1997, Mr. Smith was Manager, External Reporting and Investor Relations at Secure Computing Corporation, a publicly-held developer of network and internet security products. From June 1988 to November 1995, Mr. Smith held various positions within the Entrepreneurial Services Group at Ernst & Young LLP, an international public accounting firm. Mr. Smith holds a Bachelor of Science degree in Accounting from the University of South Carolina and is a Certified Public Accountant.

Other than in connection with Mr. Smith’s Employment Agreement described below, there are no arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as Chief Financial Officer of the Company. Mr. Smith does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Smith had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Employment Agreement with Gregory R. L. Smith

On December 8, 2006, the Company entered into an Employment Agreement with Mr. Smith (the “Employment Agreement”), relating to Mr. Smith’s service as Chief Financial Officer of the Company. The material terms and conditions of the Employment Agreement are described below. Such description is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Smith will be an at-will employee of the Company, and his employment may be terminated at any time with or without cause. As compensation for his services as Chief Financial Officer, Mr. Smith will (1) receive a base salary of $140,000 per year, (2) be provided, within the first 30 days of his employment, with an incentive plan, the terms of which have yet to be negotiated, and (3) be granted stock options to purchase 25,000 shares of the Company’s common stock. The stock options have a term of six years and will vest at the rate of 25% at each of the four anniversaries following Mr. Smith’s date of hire. Any vested options may be exercised for 90 days following Mr. Smith’s termination from employment with the Company for whatever reason. Unvested options will vest immediately upon a change in control (as defined in the Employment Agreement) and must be exercised within 90 days of such change in control. Mr. Smith is also entitled to receive insurance and other benefits in accordance with the Company’s standard and executive benefits in effect from time to time and will be reimbursed by the Company for all reasonable business expenses incurred in connection with the performance of his duties under the Employment Agreement.

Under the Employment Agreement, Mr. Smith agreed to keep confidential during and after his term of employment with the Company the Company’s confidential and proprietary information. In addition, during the term of his employment with the Company, and for a period of six months thereafter, Mr. Smith agreed not to compete with the Company or to solicit the Company’s customers, suppliers or employees. Mr. Smith also agreed to assign all rights in and to certain Inventions (as defined in the Employment Agreement) to the Company, as further described in the Employment Agreement.

In accordance with the Employment Agreement, if the Company terminates Mr. Smith’s employment for any reason other than with Cause (as defined in the Employment Agreement) or because of Mr. Smith’s inability to perform his duties because of death or disability, Mr. Smith will be entitled to severance in the form of a six-month continuation of his base salary, without eligibility for bonus, upon entry into a release agreement provided by the Company. The Company and Mr. Smith have the ability, however, at any time, to terminate the Employment Agreement by mutual written agreement, with or without the severance benefit. The Employment Agreement provides that if Mr. Smith terminates his employment for any reason, the Company will pay Mr. Smith all earned and unpaid amounts due to him for salary through the termination date and a pro-rata portion of any incentive pay to which, at the Company’s discretion, Mr. Smith would have been paid had he remained in the Company’s employ. If the Company terminates Mr. Smith’s employment with Cause, on the other hand, Mr. Smith will not be entitled to any severance or health benefits.

Consulting Agreement with Arthur J. Bourgeois

On December 13, 2006, the Company entered into a Consulting Agreement with Mr. Bourgeois (the “Consulting Agreement”), effective from January 2, 2007 through March 31, 2007 (the “Consulting Term”). Pursuant to the Consulting Agreement, Mr. Bourgeois has agreed to provide basic accounting support to the Company’s newly appointed Chief Financial Officer during the Consulting Term. In exchange, the Company has agreed to pay Mr. Bourgeois a retainer of $1,000 per month and to reimburse Mr. Bourgeois for all out of pocket expenses related to his consulting role at the Company. In addition, the Company agreed to pay Mr. Bourgeois $150 per hour for his services during the Consulting Term. In accordance with the terms of the Consulting Agreement, the Consulting Agreement may be extended by the Company, and both the Company and Mr. Bourgeois have the right to cancel the Consulting Agreement upon 30 days prior notice.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between Image Sensing Systems, Inc. and Gregory R. L. Smith, dated December 8, 2006 and effective on or about January 2, 2007.

10.2	Consulting Agreement between Image Sensing Systems, Inc. and Arthur J. Bourgeois, dated December 13, 2006 and effective on January 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.
By:	/s/ James Murdakes
James Murdakes Chief Executive Officer

Date: December 14, 2006

EXHIBIT INDEX

10.1	Employment Agreement between Image Sensing Systems, Inc. and Gregory R. L. Smith, dated December 8, 2006 and effective on or about January 2, 2007.

10.2	Consulting Agreement between Image Sensing Systems, Inc. and Arthur J. Bourgeois, dated December 13, 2006 and effective on January 2, 2007.